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As filed with the Securities and Exchange Commission on October 6, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIR LEASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1840403 (I.R.S. Employer Identification Number)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, CA 90067
(310) 553-0555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Carol H. Forsyte
Executive Vice President, General Counsel,
Corporate Secretary & Chief Compliance Officer
Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, CA 90067
(310) 553-0555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley, Esq.
O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offerings

Debt Securities	(1)	(1)	(1)	(2)

Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(2)

Class A Common Stock, par value $0.01 per share	(1)	(1)	(1)	(2)

Depositary Shares	(1)	(1)	(1)	(2)

Warrants(3)	(1)	(1)	(1)	(2)

Rights(4)	(1)	(1)	(1)	(2)

Purchase Contracts(5)	(1)	(1)	(1)	(2)

Units(6)	(1)	(1)	(1)	(2)

Secondary Offerings

Class A Common Stock, par value $0.01 per share	4,880,463 shares(7)	(8)	(8)	(8)

(1)
With respect to primary offerings, an unspecified aggregate initial offering price or amount of the securities of each identified class of securities is being registered as may from time to time be offered and issued at indeterminate prices and amounts by Air Lease Corporation. The proposed maximum offering price per security will be determined from time to time by Air Lease Corporation in connection with, and at the time of, offering by Air Lease Corporation of the securities registered hereby. The securities being registered hereunder include such indeterminate number of shares of Class A Common Stock, preferred stock and depositary shares and amount of debt securities as may be issued upon conversion of or exchange for Class A Common Stock, preferred stock, depositary shares or debt securities that provide for conversion or exchange, upon exercise of warrants or rights, or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") the shares being registered hereunder include such indeterminate number of shares of Class A Common Stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, reclassifications or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act, Air Lease Corporation is deferring payment of all applicable registration fees of the securities being offered by Air Lease Corporation.

(3)
Warrants may be offered and issued by Air Lease Corporation representing rights to purchase debt securities, preferred stock, Class A Common Stock or depository shares registered hereby.

(4)
Rights may be offered and issued by Air Lease Corporation to purchase Class A Common Stock and/or any of the other securities registered hereby.

(5)
Purchase contracts may be issued for the purchase and sale of any securities registered hereby.

(6)
Units may be issued that may consist of any combination of the other securities registered hereby.

(7)
With respect to the secondary offering, this registration statement registers 4,880,463 shares of Class A Common Stock, par value $0.01 per share, of Air Lease Corporation. This registration statement also relates to an indeterminate number of additional shares of Class A Common Stock which may be issued with respect to such shares of Class A Common Stock by way of stock splits, stock dividends, reclassifications or similar transactions.

(8)
Pursuant to Rule 415(a)(6), Air Lease Corporation includes on this registration statement 4,880,463 shares of Class A Common Stock to be offered by the selling stockholders for which a filing fee of $15,024.86 was previously paid in connection with the filing of the Registration Statement on Form S-3, File No. 333-185378 (the "Prior Registration Statement"), initially filed with the Securities and Exchange Commission on December 10, 2012, and the filing fee previously paid will continue to apply to the Class A Common Stock to be offered by the selling stockholders. The Prior Registration Statement will be deemed terminated as of the filing date of this Registration Statement.

PROSPECTUS

AIR LEASE CORPORATION

Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Depositary Shares
Rights
Purchase Contracts
Units
Offered, from time to time, by Air Lease Corporation

and

4,880,463 Shares
of
Class A Common Stock
Offered, from time to time, by the Selling Stockholders

         From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

         In addition, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to 4,880,463 shares of our Class A Common Stock. The selling stockholders acquired the shares of Class A Common Stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. The registration of these shares of our Class A Common Stock does not necessarily mean that any of our Class A Common Stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of Class A Common Stock from time to time by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders, except that we will not bear any brokers' or underwriters' discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

         This prospectus provides a general description of the securities we may offer. We may provide the specific terms of the securities to be offered in prospectus supplements and/or in free writing prospectuses accompanying this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein, before you invest in our securities.

         Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol "AL." Any Class A Common Stock issued pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the NYSE or a successor thereof. The applicable prospectus supplement and/or free writing prospectus will contain information, where applicable, as to the listing of any other securities on any securities exchange.

         Investment in any securities offered by this prospectus involves a high degree of risk. Please read carefully the section entitled "Risk Factors" on page 5 of this prospectus, the "Risk Factors" section contained in the applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The date of this prospectus is October 6, 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings and the selling stockholders may sell up to 4,880,463 shares of Class A Common Stock in one or more offerings.

        This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading "Incorporation by Reference." You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        Unless otherwise expressly indicated or the context otherwise requires, when this prospectus, any prospectus supplement or any free writing prospectus uses the terms "Company," "ALC," "we," "our" and "us" refer to Air Lease Corporation and its consolidated subsidiaries. Our fiscal year ends on December 31. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

        The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under "Risk Factors."

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC's website at www.sec.gov.

        We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC's website at www.sec.gov.

        Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation
General Counsel and Corporate Secretary
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
(310) 553-0555

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed with the SEC on February 26, 2015);

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 18, 2015);

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015 (filed with the SEC on May 7, 2015 and August 6, 2015, respectively);

  •
  our Current Reports on Form 8-K filed with the SEC on January 9, 2015, January 14, 2015, March 9, 2015, April 23, 2015, May 8, 2015 (with respect to Item 5.07 only), June 2, 2015 and August 18, 2015; and

  •
  the description of our Class A Common Stock included in our Registration Statement on Form 8-A filed on April 4, 2011.

        We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

        We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference herein, may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus, including the documents incorporated by reference herein, are forward-looking statements. These statements may include words such as "aim," "anticipate," "assume," "believe," "can have," "could," "due," "estimate," "expect," "goal," "intend," "likely," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

        These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

  •
  our inability to make acquisitions of, or lease, aircraft on favorable terms;

  •
  our inability to sell aircraft on favorable terms;

  •
  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

  •
  our inability to obtain refinancing prior to the time our debt matures;

  •
  impaired financial condition and liquidity of our lessees;

  •
  deterioration of economic conditions in the commercial aviation industry generally;

  •
  increased maintenance, operating or other expenses or changes in the timing thereof;

  •
  changes in the regulatory environment; and

  •
  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

        The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under "Item 1A. Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2014, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.

        Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

 AIR LEASE CORPORATION

        Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing new commercial jet transport aircraft directly from aircraft manufacturers and leasing those aircraft to airlines throughout the world. In addition to our leasing activities, we sell aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies and airlines. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. For additional information about our business, operations and financial results, see the documents listed under "Incorporation by Reference."

        Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. We may post information that is important to investors on our website. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider the following risk factor together with any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Where You Can Find More Information" and "Incorporation by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Sales of our Class A Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors, executive officers or significant stockholders of Air Lease, may cause our stock price to decline.

        If our existing stockholders, in particular our directors, executive officers or other affiliates, sell substantial amounts of our Class A Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of our Class A Common Stock could decline. In addition, sales of these shares of Class A Common Stock could impair our ability to raise capital, should we wish to do so. Up to 4,880,463 shares of our Class A Common Stock may be sold pursuant to this prospectus by the selling stockholders, which represents approximately 4.8% of our outstanding Class A Common Stock as of September 1, 2015. We cannot predict the timing or amount of future sales of our Class A Common Stock by selling stockholders named in this prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A Common Stock.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

		Year Ended December 31,
	Six Months Ended June 30, 2015 (Unaudited)					For the Period from Inception to December 31, 2010
		2014	2013	2012	2011
Ratio of earnings to fixed charges	1.85	2.33	2.16	2.10	2.05	—	(1)

(1)
For the period from inception to December 31, 2010, earnings were insufficient to cover fixed charges by $62.7 million.

        There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

 USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities by us offered by this prospectus for general corporate purposes or the repayment of indebtedness. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

        We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of Class A Common Stock to be sold by the selling stockholders offered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities on a senior basis under an indenture, dated as of October 11, 2012, by and among the Company and Deutsche Bank Trust Company Americas (the "trustee"), as may be amended and supplemented from time to time.

        The following summary of the terms of our debt securities and the indenture sets forth certain general terms that apply to the debt securities, except to the extent modified with respect to one or more series of debt securities to be issued under the indenture. The particular terms of any series of debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of the indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or the indenture.

        We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement or as exhibits to documents that will be incorporated by reference from reports that we file with the SEC. We urge you to read these documents before you invest in the debt securities.

        This summary is not complete, and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture and the certificates evidencing a particular series of debt securities. Some terms used in the following summary and not defined have the meanings given to those terms in the indenture.

        For purposes of this "Description of Debt Securities," references to "the Company," "we," "our" and "us" refer only to Air Lease Corporation and not to its subsidiaries.

Provisions Applicable to Indenture

General

        The indenture does not limit the amount of debt securities that may be issued thereunder, nor does it limit the amount of other debt or other securities that we may issue. The indenture provides that we may issue debt securities thereunder from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance.

        Under the indenture, we may, without the consent of the holders of any debt securities under the indenture, from time to time in the future "reopen" any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

Terms

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities;

  •
  collateral security for the debt securities, if any;

  •
  whether the debt securities will be guaranteed, whether upon issuance or the occurrence of certain events;

  •
  conversion rights with respect to the debt securities, if any;

  •
  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any provisions that would require the redemption, purchase or repayment of debt securities;

  •
  the denominations in which the debt securities will be issued;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  whether the debt securities are defeasable and any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any sinking fund or analogous provision;

  •
  any changes or additions to the events of default or covenants in the indenture; and

  •
  other specific terms of the debt securities.

Ranking

        The debt securities will be our senior obligations and will rank pari passu in right of payment with all of our unsubordinated indebtedness and will be senior in right of payment to all of our subordinated indebtedness.

Transfer and Exchange

        A holder may transfer or exchange debt securities in accordance with the indenture. The trustee will act as the security registrar for any series of debt securities unless otherwise specified in the applicable prospectus supplement. The designated security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to the designated security registrar. Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a "global debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

        Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made to a holder for any such registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Every certificated debt security presented or surrendered for registration of transfer or for exchange will (if so required by us or the trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the designated security registrar duly executed by the holder thereof or his attorney duly authorized in writing.

Global Debt Securities

        Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be a clearing agency registered under the Exchange Act, (ii) we, in our sole discretion, determine that such global debt security will be exchangeable for certificated debt securities, (iii) there has occurred and is continuing an event of default with respect to such global debt security or (iv) there exists such circumstances, if any, in addition to or in lieu of the foregoing as have been specified in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger and Sale of Assets

        We may not (A) merge into or consolidate with any other entity, or (B) convey, transfer or lease our properties and assets substantially as an entirety to any individual or entity, unless, in the case of clauses (A) and (B) above, (x) the successor entity (if not the Company) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture the due and punctual payment of the principal of and any premium and interest on the debt securities and the performance of our obligations under the indenture, and (y) immediately after giving effect to such transaction, no default or event of default with respect to the debt securities of any series shall have occurred and be continuing; provided, however, clause (y) will not apply to a merger of us with or into an affiliate of us solely for the purpose of our reincorporation or reorganization in another jurisdiction or the merger or consolidation of any of our subsidiaries with or into us.

Events of Default

        Unless otherwise provided by the terms of the applicable series of debt securities, the following are events of default with respect to a series of debt securities:

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  a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 30 days;

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  a default in the payment of principal of or any premium on such series of debt securities when due and payable;

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  a default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series and the continuance of such default for a period of 30 days;

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  a default in the performance, or breach, of other covenants or warranties of the Company in the indenture that continues for 90 consecutive days after we receive written notice of the default or breach from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

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  a default under any instrument that evidences or secures indebtedness for borrowed money of the Company or any of its subsidiaries (other than intercompany indebtedness or non-recourse indebtedness), which default constitutes a failure to pay at final stated maturity principal in an amount exceeding the threshold amount specified for such series, or which resulted in acceleration of such indebtedness the principal amount of which exceeds such threshold amount, without such indebtedness having been discharged or such acceleration having been rescinded within 30 days after we receive written notice of this event of default from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

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  certain events of bankruptcy, insolvency or liquidation involving us or a guarantor, if any, of the debt securities of such series.

        If an event of bankruptcy, insolvency or liquidation relating to us or a guarantor, if any, of the debt securities of a particular series that constitutes an event of default with respect to such series has occurred, the principal amount payable under the indenture on the debt securities of such series will become immediately due and payable. If any other event of default with respect to a series of debt securities has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount payable under the indenture on the debt securities of such series to be due and payable.

        The indenture provides that the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of any series of debt securities pursuant to the indenture, unless such holders have offered to the trustee an indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, in each case, under the indenture and relating to or arising under an event of default with respect to such series other than an event of default resulting from certain events of bankruptcy, insolvency or liquidation.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

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  an event of default with respect to that series has occurred and is continuing and such holder previously gave written notice to the trustee of such event of default and the continuance thereof;

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee hereunder;

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  such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series;

it being understood and intended that no one or more of such holders of debt securities of that series will have any right in any manner whatever by virtue of, or by availing of, any provision of this indenture to affect, disturb or prejudice the rights of any other of such holders of debt securities of that series, or to obtain or to seek to obtain priority or preference over any other of such holders of debt securities of that series or to enforce any right under the indenture, except, in each case, in the manner herein provided and for the equal and ratable benefit of all of such holders of debt securities of that series.

        Notwithstanding any other provision in the indenture, the holder of any debt security has the right, which is absolute and unconditional, to receive payment of the principal of and any premium and interest on such debt security on the due dates expressed in such debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate from our principal executive officer, principal financial officer or principal accounting officer stating whether or not, to the knowledge of the signor, we are in default in the performance and observation of any of the conditions and covenants of the indenture or the debt securities. Within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee must give the holders of debt securities of such series notice of such default actually known to a responsible officer of the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series; and provided further that in the case of any default in the performance, or breach, of any covenant or warranty by us with respect to such series, which default must continue for a period of 90 consecutive days after there has been given notice to us by the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of that series, no such notice to holders must be given until at least 90 days after the occurrence thereof.

Defeasance

        If the terms of a series of debt securities so provide, our obligations on the debt securities of such series (subject to survival of certain provisions of the indenture) and each guarantor's, if any, obligations with respect to such debt securities under its guarantee of such debt securities, will terminate if we irrevocably deposit or cause to be deposited with the trustee in trust for the benefit of the holders of such debt securities:

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  cash,

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  U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash or

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  a combination of the foregoing,

in each case sufficient to pay each installment of principal and interest on such debt securities or to pay principal and interest on such securities on the applicable redemption date.

        The defeasance of the debt securities of a particular series is subject to certain other conditions, including, without limitation,

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  no event of default or event (including such deposit) which with notice or lapse of time would become an event of default has occurred and is continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of us or a guarantor, if any, of the debt securities of such series, at any time on or prior to the 90th day after the date of such deposit),

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  we have delivered to the trustee an opinion of counsel stating that (i) since the date of the indenture there has been a change in applicable U.S. federal income tax law, or (ii) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, in either case (i) or (ii) to the effect that holders of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance,

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  such defeasance will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

        The indenture provides that we, any guarantor and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things, adding to our covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. We, any guarantor and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of the outstanding debt securities of the applicable series.

        In addition, modifications and amendments of the indenture and/or any guarantee of debt securities may be made by us, any applicable guarantor and the trustee with the consent of the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of outstanding debt securities affected thereby,

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

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  reduce the principal of or interest rate on or any premium payable upon redemption of any debt securities;

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  change the currency in which any debt securities or any interest or premium thereon is payable;

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  impair the right to institute suit for the enforcement of any payment of principal, interest or premium on any debt securities on or after the stated maturity thereof;

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  reduce the percentage in principal amount of the outstanding debt securities required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

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  subject to certain limited exceptions, modify any of the above provisions.

Waiver of Default

        The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of the series affected by the default may, on behalf of the holders of all such debt securities of such series, waive any past default under the indenture with respect to all of the outstanding debt securities of such series except a default in the payment of principal or any premium or interest on such debt securities and a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series affected.

Payment and Paying Agents

        Payments on the debt securities of a particular series will be made at the office or agency maintained by us for that purpose in the place of payment specified for such securities (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee). At our option, however, we may make payments of interest by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Interest payments made on scheduled interest payment dates with respect to a particular debt security will be paid to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise, the trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of applicable abandoned property law, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing. As long as the debt securities of any series are in the form of one or more global debt securities, notice to holders of such series may be made electronically in accordance with the procedures of the applicable depositary.

Governing Law

        The indenture, the debt securities and each guarantee, if any, will be governed by and construed in accordance with the laws of the State of New York.

Concerning our Relationship with the Trustee

        Deutsche Bank Trust Company Americas will act as trustee under the indenture. An affiliate of Deutsche Bank Trust Company Americas is a lender to us under our syndicated credit facility, and also provides from time to time other services to us in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of the rights of our Class A Common Stock, Class B Non-Voting Common Stock and preferred stock (each as defined below) and of certain provisions of our restated certificate of incorporation and amended and restated bylaws. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation and amended and restated bylaws and the provisions of applicable Delaware law. For more detailed information, please see our restated certificate of incorporation and amended and restated bylaws which are filed as exhibits to reports we file with the SEC.

Authorized Capitalization

        We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share ("Class B Non-Voting Common Stock," and together with the Class A Common Stock, the "common stock"), and 50,000,000 shares of preferred stock, $0.01 par value per share ("preferred stock"), the rights and preferences of which may be established from time to time by our board of directors.

        As of September 1, 2015, 102,580,955 shares of Class A Common Stock were outstanding and no shares of Class B Non-Voting Common Stock were outstanding. We have reserved 1,437,672 shares of Class A Common Stock for issuance under the Amended and Restated Air Lease Corporation 2010 Equity Incentive Plan and 5,000,000 shares of Class A Common Stock for issuance under the Air Lease Corporation 2014 Equity Incentive Plan.

Common Stock

        Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock will be treated equally and identically.

        Except as otherwise required by law, as otherwise described in this paragraph or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our Class A Common Stock are entitled to one vote for each share held and will not have cumulative voting rights in connection with the election of directors. Accordingly, holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation with respect to the convertibility thereof.

        Except as otherwise provided by law, our restated certificate of incorporation or our amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Any stockholder wishing to propose for election as director someone who is not proposed by our board will be required to give notice of the intention to propose the person for election, in compliance with the advance notice provisions of our amended and restated bylaws. Our amended and restated bylaws provide that such stockholder nominees will be elected by a plurality of the votes cast at any meeting of stockholders.

        Each share of Class B Non-Voting Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and will automatically convert at the time it is transferred to a third party unaffiliated with such initial holder, subject to applicable transfer restrictions.

        Any amendment to the terms of the Class A Common Stock will apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock will have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and will be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

        Subject to any preferential rights of any then outstanding preferred stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds.

        In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock.

        Except as described in this prospectus, holders of common stock will have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued and fully paid. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Warrants

        On June 4, 2010, we issued warrants to purchase up to 268,125 shares of our Class A Common Stock to Commonwealth Bank of Australia. The warrants are exercisable at a price of $20.00 per share until June 4, 2017. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment from time to time to maintain the value of the warrants in the event of certain changes to our capital structure.

Registration Rights

        Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the "Registration Rights Agreement"), the holders of 4,880,463 shares of Class A Common Stock currently outstanding have the following rights:

        On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares from holders from time to time by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

        We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

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  such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement;

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  such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange; and

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  the first anniversary of the effective date of the initial registration statement, assuming that the registrable shares can be sold under Rule 144 without limitation as to manner of sale or volume restrictions.

Certain Anti-Takeover Matters

Special meeting of stockholders

        Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

        Our restated certificate of incorporation and our amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

        Our amended and restated bylaws may be adopted, amended or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock. Additionally, our restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

        Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

        The vote of the holders of not less than 66 2/3% of the votes entitled to be cast is required to adopt any amendment to our restated certificate of incorporation or amended and restated bylaws as well as to remove a director from office. The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors' ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

        We have not opted out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an "interested stockholder" (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in amended and restated bylaws

        Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or amended and restated bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions described above.

Limitation on liability and indemnification of directors and officers

        Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

        In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

        Our Class A Common Stock is listed on the NYSE under the symbol "AL." Our Class B Non-Voting Common Stock is not currently listed on any national securities exchange or market system.

Transfer agent and registrar

        American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or Class A Common Stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or Class A Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock will describe the terms of those warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

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  if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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  if applicable, the number of shares of preferred stock, Class A Common Stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or certified form;

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  information relating to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may issue depositary shares rather than fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us and the depositary. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

        Holders of depositary receipts evidencing the depositary shares will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in the applicable prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

        If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

 DESCRIPTION OF RIGHTS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Class A Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

        We may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the securities purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

  •
  the date, if any, on and after which the rights will be separately transferable;

  •
  the date on which the right to exercise the rights will commence, and the date on which the right will expire;

  •
  a discussion of certain United States federal income tax considerations applicable to the rights; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF PURCHASE CONTRACTS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may issue under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may issue under this prospectus, we will describe the particular terms of any purchase contracts that we may issue in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may issue under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. Purchase contracts will be issued pursuant to one or more purchase contract agreements to be entered into between us and a bank or trust company, as purchase contract agent. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

        If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

  •
  the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

  •
  whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder's obligations under the purchase contract;

  •
  any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

  •
  any provisions relating to any security provided for the purchase contracts;

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid or not;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

  •
  a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

  •
  whether the purchase contracts will be issued in fully registered or global form; and

  •
  any other terms of the purchase contracts and any securities subject to such purchase contracts.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities offered hereby. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION WITH SELLING STOCKHOLDERS

Registration Rights Agreement

        Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the "Registration Rights Agreement"), the holders of 4,880,463 shares of Class A Common Stock currently outstanding have the following rights:

        On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares from holders from time to time by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

        We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

  •
  such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement;

  •
  such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange; and

  •
  the first anniversary of the effective date of the initial registration statement, assuming that the registrable shares can be sold under Rule 144 without limitation as to manner of sale or volume restrictions.

Indemnification of Directors and Officers

        Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

        In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person's services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

        We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

SELLING STOCKHOLDERS

        The selling stockholders named below may offer from time to time in the future up to an aggregate of 4,880,463 shares of our Class A Common Stock, subject to adjustments for stock splits, stock dividends and reclassifications. The following table sets forth the names of the selling stockholders (and/or the beneficial owners) and the number of shares of Class A Common Stock held by each of them as of September 1, 2015.

        Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and selling stockholders may offer the shares for resale from time to time. Beneficial ownership reflected in the table below includes the total shares held by the person and such person's affiliates. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. In computing the percentage ownership of a person, shares of our Class A Common Stock subject to the options held by that person are deemed to be outstanding if they are exercisable within 60 days of September 1, 2015. The shares subject to options are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 102,580,955 shares of our Class A Common Stock outstanding as of September 1, 2015.

        The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

        Any affiliate of a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be "underwriter" and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be "underwriters" will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        Information about additional selling stockholders, if any, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

        Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person or entity listed on the table is c/o Air Lease Corporation, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067.

	Beneficial Ownership Before Resale			Beneficial Ownership After Resale(1)
	Class A Common Stock		Number of shares offered pursuant to this prospectus	Class A Common Stock
Name of selling stockholder	Number of Shares	%		Number of Shares	%
Air Intercontinental, Inc.(2)(16)	328,889	*	328,889	—	*
Alex A. Khatibi Living Trust(3)	131,744	*	70,178	61,566	*
Baer-Hotchkiss Trust(4)	121,811	*	70,178	51,633	*
Emerald Financial LLC(5)(16)	35,925	*	35,925	—	*
Hart, Matthew J.(6)	23,831	*	10,000	13,831	*
Házy Family Community Trust 5/28/85(7)(16)	2,700,000	2.63%	2,700,000	—	*
Levy Family Trust(8)	146,904	*	80,300	66,604	*
Milton, Robert A.(6)	53,831	*	40,000	13,831	*
Ocean Equities, Inc.(9)(16)	101,667	*	101,667	—	*
Plueger Family Trust(10)	667,504	*	235,644	431,860	*
Poerschke, John D.(11)	52,646	*	25,862	26,784	*
Steven F. Udvar-Házy Separate Property Trust(7)(16)	1,209,558	1.18%	1,043,125	166,433	*
Sugar Family Trust UAD 7/19/2001(12)	50,000	*	50,000	—	*
Udvar-Házy, Christine L.(13)(16)	27,700	*	26,000	1,700	*
Udvar-Házy, Courtney C.(14)(16)	10,500	*	10,000	500	*
Udvar-Házy, Karissa K.(14)(16)	13,000	*	12,500	500	*
Udvar-Házy, Steven C.(15)(16)	18,000	*	17,500	500	*
Udvar-Házy, Trenton S.(15)(16)	10,500	*	10,000	500	*
Willis, Gregory B., II(17)	43,474	*	12,695	30,779	*

*
Less than 1.0%.

(1)
Assumes that each named selling stockholder sells all of the shares of our Class A Common Stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our Class A Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. See "Certain Relationships and Related Party Transactions with Selling Stockholders—Registration Rights Agreement."

(2)
Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein.

(3)
Alex A. Khatibi is the trustee of the Alex A. Khatibi Living Trust and has sole voting and investment power over the shares held by such stockholder. Mr. Khatibi is an Executive Vice President of the Company. As of September 1, 2015, Mr. Khatibi was deemed to beneficially own, in addition to the foregoing shares owned by the Alex A. Khatibi Living Trust, 7,693 shares of Class A Common Stock and 142,500 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Khatibi.

(4)
Marc H. Baer and Hannah Hotchkiss, as trustees of the Baer-Hotchkiss Trust, have shared voting and investment power over the shares held by such stockholder. Mr. Baer is the Executive Vice President, Marketing, of the Company. As of September 1, 2015, Mr. Baer was deemed to beneficially own, in addition to the foregoing shares owned by the Baer-Hotchkiss Trust, 144,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Baer.

(5)
Steven F. Udvar-Házy has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company. A trust of which he is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Christine L. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein.

(6)
Mr. Hart and Mr. Milton are members of the Board of Directors of the Company.

(7)
Steven F. Udvar-Házy is the trustee of the Házy Family Community Trust 5/28/85 and the Steven F. Udvar-Házy Separate Property Trust and has sole voting and investment power over the shares held by such stockholders. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company.

(8)
Grant A. Levy and Margaret Levy, as trustees of the Levy Family Trust, have shared voting and investment power over the shares held by such stockholder. Mr. Levy is an Executive Vice President of the Company. As of September 1, 2015, Mr. Levy was deemed to beneficially own, in addition to the foregoing shares owned by the Levy Family Trust, 148,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Levy and an aggregate of 1,500 shares of Class A Common Stock held by Mr. Levy's children. Mr. Levy disclaims beneficial ownership of the shares held directly by his children, except to the extent of his pecuniary interest therein.

(9)
Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein.

(10)
John L. Plueger and Celeste J. Lesperance, as trustees of the Plueger Family Trust, have shared voting and investment power over the shares held by such stockholder. Mr. Plueger is the President and Chief Operating Officer of the Company, as well as a member of the Board of Directors of the Company. As of September 1, 2015, Mr. Plueger was deemed to beneficially own, in addition to the foregoing shares owned by the Plueger Family Trust, 710,806 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Plueger, and an aggregate of 1,000 shares of Class A Common Stock owned by his sons. Mr. Plueger disclaims beneficial ownership of the shares owned by his sons, except to the extent of his pecuniary interest therein.

(11)
Consists of 38,646 shares of Class A Common Stock and 14,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options. Mr. Poerschke is a Senior Vice President of the Company.

(12)
Ronald D. Sugar and Valerie S. Sugar are trustees of the Sugar Family Trust UAD 7/19/2001 and as such have voting and investment power over the shares held by such stockholder. Dr. Sugar, a member of the Board of Directors of the Company, directly holds 13,831 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company's Board of Directors.

(13)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Christine L. Udvar-Házy, his wife. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by Mrs. Udvar-Házy, except to the extent of his pecuniary interest therein.

(14)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Courtney L. Udvar-Házy and Karissa K. Udvar-Házy, his daughters. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his daughters, except to the extent of his pecuniary interest therein.

(15)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Steven C. Udvar-Házy and Trenton S. Udvar-Házy, his sons. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his sons, except to the extent of his pecuniary interest therein.

(16)
Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own an aggregate of 6,975,750 shares of Class A Common Stock, representing approximately 6.80% of the outstanding shares of Class A Common Stock of the Company. These 6,975,750 shares consist of 328,889 shares of Class A Common Stock held directly by Air Intercontinental, Inc.; 101,667 shares of Class A Common Stock held directly by Ocean Equities, Inc.; 35,925 shares of Class A Common Stock held directly by Emerald Financial LLC; 2,700,000 and 1,209,558 shares of Class A Common Stock held directly by two trusts, respectively, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 1,740,852 shares of Class A Common Stock issuable pursuant to the exercise of stock options; 779,159 shares of Class A Common Stock owned directly by Mr. Udvar-Házy; and 79,700 shares of Class A Common Stock held directly in the aggregate by Mr. Udvar-Házy's wife and children. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Mrs. Udvar-Házy and Mr. S. C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. A trust of which he is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Mrs. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his wife and children, except to the extent of his pecuniary interest therein. An aggregate of 4,285,606 shares of Class A Common Stock that may be deemed to be beneficially owned by Mr. Udvar-Házy are being included in this prospectus. Assuming that all such shares are sold, Mr. Udvar-Házy may be deemed to beneficially own approximately 2.62% of the outstanding shares of Class A Common Stock of the Company following this offering.

(17)
Consists of 28,474 shares of Class A Common Stock and 15,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options. Mr. Willis is a Senior Vice President and the Chief Financial Officer of the Company.

 PLAN OF DISTRIBUTION

General

        We may sell the securities, and the selling stockholders may sell some or all of the shares of Class A Common Stock that they hold, from time to time, by a variety of methods, including the following:

  •
  on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NASDAQ;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

  •
  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

  •
  through short sales;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts or other obligations;

  •
  a combination of any of these methods; or

  •
  by any other method permitted pursuant to applicable law.

        As used in this prospectus, "selling stockholders" includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

        We will not receive any proceeds from the sale of shares of our Class A Common Stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of shares of our Class A Common Stock. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Common Stock by the selling stockholders.

        The securities may be distributed by us or the selling stockholders, as applicable, from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        The selling stockholders who participate in the sale or distribution of the shares of Class A Common Stock offered by the selling stockholders and any broker-dealers or agents who participate in the distribution of securities offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act. Any selling stockholders identified as registered broker-dealers in the selling stockholders table in the section titled "Selling Stockholders" are deemed to be underwriters. As a result, any selling stockholders, broker-dealers or agents who are deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, any profits on the sale of the Class A Common Stock by any selling stockholders, broker-dealers or agents deemed to be "underwriters" and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of Class A Common Stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of our Class A Common Stock. In addition, we or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        With respect to the offering and sale of the Class A Common Stock under this prospectus by the selling stockholders, we have agreed to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers' or underwriters' discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

CUSIP Number

        The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the shares of our Class A Common Stock offered for sale by the selling stockholders covered by this prospectus included shares with three different CUSIP numbers, depending upon whether the sale of shares to the selling stockholder was conducted (a) by us under Section 4(2) of the

Securities Act and Rule 506 of Regulation D under the Securities Act, (b) by the initial purchaser under Rule 144A under the Securities Act, or (c) by the initial purchaser under Regulation S under the Securities Act. Prior to any registered resale, all of the securities that are offered for sale by the selling stockholders covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

        Any sales of Class A Common Stock pursuant to this prospectus must be settled with shares bearing our general (not necessarily restricted) CUSIP number for our Class A Common Stock. A selling stockholder of Class A Common Stock named in this prospectus may obtain shares bearing our general Class A Common Stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a letter of representations from their broker/dealer, to our transfer agent, American Stock Transfer and Trust Company. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by O'Melveny & Myers LLP.

EXPERTS

        The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2014 and 2013, and for each of the fiscal years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

AIR LEASE CORPORATION

Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Depositary Shares
Rights
Purchase Contracts
Units
Offered, from time to time, by Air Lease Corporation

and

4,880,463 Shares
of
Class A Common Stock
Offered, from time to time, by the Selling Stockholders

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the offering of the securities being registered hereby. The selling stockholders will not bear any portion of such costs and expenses. All the amounts shown are estimates.

SEC registration fee	(1)
Legal fees	(2)
Accounting fees	(2)
Trustees' fees	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Miscellaneous	(2)

Total(3)	$(2)

(1)
With respect to the primary offering, we are registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. With respect to the secondary offering, $15,024.86 in registration fees was previously paid in connection with Registration Statement No. 333-185378 filed by us that remain unused. Unutilized filing fees may be applied to the filing fee payable pursuant to this registration statement in accordance with Rule 415(a)(6).

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

(3)
Does not include any fees or expenses in connection with any subsequent underwritten offering and any supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Our restated certificate of incorporation provides for this limitation of liability.

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

        Our second amended and restated bylaws provide for the indemnification of officers and directors of our Company consistent with Section 145 of the DGCL.

        The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or directors or otherwise. We also entered into indemnification agreements with our directors and certain executive officers that generally provide for mandatory indemnification to the fullest extent permitted by law.

        Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

Item 16.    Exhibits.

        The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 16 by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on the 6th day of October, 2015.

AIR LEASE CORPORATION
By:	/s/ GREGORY B. WILLIS
	Name:	Gregory B. Willis
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Steven F. Udvar-Házy, John L. Plueger and Carol H. Forsyte, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, as the attorney-in-fact and to file or cause to be filed the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN F. UDVAR-HÁZY Steven F. Udvar-Házy	Chairman and Chief Executive Officer (Principal Executive Officer)	October 6, 2015
/s/ JOHN L. PLUEGER John L. Plueger	President, Chief Operating Officer and Director	October 6, 2015
/s/ GREGORY B. WILLIS Gregory B. Willis	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 6, 2015

Signature	Title	Date

/s/ MATTHEW J. HART Matthew J. Hart	Director	October 6, 2015
/s/ CHERYL GORDON KRONGARD Cheryl Gordon Krongard	Director	October 6, 2015
/s/ MARSHALL O. LARSEN Marshall O. Larsen	Director	October 6, 2015
/s/ ROBERT A. MILTON Robert A. Milton	Director	October 6, 2015
/s/ IAN M. SAINES Ian M. Saines	Director	October 6, 2015
/s/ DR. RONALD D. SUGAR Dr. Ronald D. Sugar	Director	October 6, 2015

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

4.1	(1)	Restated Certificate of Incorporation of Air Lease Corporation

4.2	(2)	Second Amended and Restated Bylaws of Air Lease Corporation

4.3	(3)	Form of Specimen Class A Common Stock Certificate

4.4	(4)	Indenture for Debt Securities

4.5	*	Form of Note

4.6	*	Form of Certificate of Designation of Preferred Stock

4.7	*	Form of Certificate for Preferred Stock

4.8	*	Form of Deposit Agreement

4.9	*	Form of Warrant Agreement and Warrant Certificate

4.10	*	Form of Rights Agreement

4.11	*	Form of Purchase Contract

4.12	*	Form of Unit Agreement and Unit Certificate

4.13	(1)	Registration Rights Agreement, dated as of June 4, 2010, between Air Lease Corporation and FBR Capital Markets & Co., as the initial purchase/placement agent

5.1		Opinion of O'Melveny & Myers LLP

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Independent Registered Accounting Firm

23.2		Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included in the signature pages hereto)

25.1		Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1

*
To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.

(1)
Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-171734), as amended, filed on January 14, 2011.

(2)
Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 9, 2012.

(3)
Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-171734), as amended, filed on March 25, 2011.

(4)
Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-184382) filed on October 11, 2012.